EXHIBIT 23 (h) (6)

                                     FORM OF
                             PARTICIPATION AGREEMENT

                                     FORM OF
                             PARTICIPATION AGREEMENT

         THIS AGREEMENT, dated as of May 1, 2006, between The Phoenix Edge Series Fund, a business trust organized under the laws of the Commonwealth of Massachusetts, on behalf of itself or its separate series listed on Schedule A, severally and not jointly (each, an "Investing Fund"), and iShares Trust, a business trust organized under the laws of the State of Delaware, and iShares, Inc., a corporation organized under the laws of the State of Delaware, each on behalf of its respective iShares series, severally and not jointly (each an "iShares Fund" and collectively the "iShares Funds").

         WHEREAS, Investing Fund and the iShares Funds each are registered with the U.S. Securities and Exchange Commission ("SEC") as open-end management investment companies under the Investment Company Act of 1940 (the "1940 Act");

         WHEREAS, section 12(d)(1)(A) and (B) of the 1940 Act limits the ability of an investment company to invest in shares of another investment company, and therefore limits the ability of an Investing Fund to invest in shares of an iShares Fund;

         WHEREAS, iShares Trust and iShares, Inc., on behalf of each iShares Fund, have obtained an order from the SEC dated April 15, 2003 (the "iShares Order"), that permits registered investment companies to invest in the iShares Funds in excess of the limits set forth in section 12(d)(1)(A) and (B) in accordance with the conditions of the iShares Order and the representations in the application filed to obtain such Order (the "iShares Application"); and

         WHEREAS, the Investing Fund may, from time to time, invest in shares of one or more iShares Funds in excess of the limitations of section 12(d)(1)(A) and (B) in reliance on the iShares Order;

         NOW THEREFORE, in consideration of the potential benefits to the Investing Fund and the iShares Funds arising out of the Investing Fund's investment in iShares Funds, the parties agree as follows.

         1.       Representations and Obligations of the iShares Funds.
                  ----------------------------------------------------

                  (a) The iShares Funds have provided to the Investing Fund a copy of the iShares Order and the related SEC Notice of Application for such Order. The iShares Funds will promptly provide the Investing Fund with (i) a copy of any amendments to the iShares Order, and (ii) a copy of the iShares Application upon request.

                  (b) In connection with any investment by an Investing Fund in an iShares Fund, the iShares Fund agrees (i) to comply with the terms and conditions of the iShares Order and this Agreement, and (ii) to promptly notify the Investing Fund if such iShares Fund fails to comply with the terms and conditions of the iShares Order or this Agreement.


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                  (c)  iShares(R) is a registered trademark of Barclays Global
                  Investors, N.A. ("BGI") and BGI has licensed the trademark to the iShares Funds.

         2.       Representations and Obligations of the Investing Funds.
                  ------------------------------------------------------

                  (a) Pursuant to Condition 9 of the iShares Order, each Investing Fund represents that the board of trustees of the Investing Fund and the Investing Fund's advisor understand the terms and conditions of the iShares Order and that each agrees to fulfill its responsibilities under the iShares Order.

                  (b) Pursuant to Condition 9 of the iShares Order, each Investing Fund will promptly notify the iShares Funds in writing at the time of any investment by such Fund in an iShares Fund in excess of the 3% limit in Section 12(d)(1)(A)
                  (i).

                  (c) Each Investing Fund will promptly notify the iShares Funds in writing of any purchase or acquisition of shares of an iShares Fund that causes such Investing Fund to hold (i) 5% or more of such iShares Fund's total outstanding voting securities, and (ii) 10% or more of such iShares Fund's total outstanding voting securities.

                  (d) To the extent an Investing Fund holds 5% or more of the total outstanding voting securities of an iShares Fund, the Investing Fund agrees to vote its shares in the same proportion as the vote of all other holders of shares of such iShares Fund.

                  (e) If an Investing Fund exceeds the 5% or 10% limitations in Sections 12(d)(1)(A)(ii) or (iii), the Investing Fund, as required by the iShares Application, will disclose in its prospectus in "Plain English":

                       (1) That it may invest in exchange-traded funds; and

                       (2) The unique characteristics of the Investing Fund investing in exchange-traded funds, including but not limited to, the basic expense structure and additional expenses, if any, of investing in exchange-traded funds.

                  (f) Each Investing Fund: (i) acknowledges that it has received a copy of the iShares Order and the related SEC Notice of Application for such Order; (ii) agrees to adhere to the terms and conditions of the iShares Order and this Agreement and to participate in the proposed transactions in a manner that addresses the concerns underlying the iShares Order; (iii) represents that investments in the iShares Funds will be accomplished in compliance with its investment restrictions and will be consistent with the investment policies set forth in its registration statement; (iv) acknowledges that it may rely on the iShares Order only to invest in iShares Funds and not in any other investment company; and (v) agrees to promptly notify the iShares Funds if it fails to comply with the iShares Order or this Agreement.

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         3.       Indemnification.
                  ---------------

                  Each Investing Fund agrees to hold harmless and indemnify the iShares Funds, including any principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions ("Claims") asserted against the iShares Funds, including any principals, directors or trustees, officers, employees and agents, to the extent such Claims result from
                  (i) a violation or alleged violation by the Investing Fund of any provision of this Agreement or (ii) a violation or alleged violation by the Investing Fund of the terms and conditions of the iShares Order, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

                  The iShares Funds agree to hold harmless and indemnify an Investing Fund, including any directors or trustees, officers, employees and agents, against and from any Claims asserted against the Investing Fund, including any directors or trustees, officers, employees and agents, to the extent such Claims result from (i) a violation or alleged violation by the iShares Fund of any provision of this Agreement or (ii) a violation or alleged violation by the iShares Fund of the terms and conditions of the iShares Order, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

         4.       Materials.
                  ---------

                  To the extent an Investing Fund refers to one or more iShares Funds in any prospectus, statement of additional information or otherwise, each Investing Fund agrees to:

                  (a)  Refer to the iShares Fund as, for example, the "iShares
                  (R) [Index] Fund"; and

                  (b) Include the following notice within reasonable proximity to the reference to the Fund:

                       iShares(R) is a registered trademark of Barclays Global Investors, N.A. ("BGI"). Neither BGI nor the iShares(R) Funds make any representations regarding the advisability of investing in Phoenix-S&P Dynamic Asset Allocation:
                       Moderate, Phoenix-S&P Dynamic Asset Allocation: Moderate Growth, Phoenix-S&P Dynamic Asset Allocation: Growth, and Phoenix-S&P Dynamic Asset Allocation: Aggressive Growth.

         5.       Notices.
                  -------

                  All notices, including all information that either party is required to provide under the terms of this Agreement and the terms and conditions of the iShares Order, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below (which address may be changed from time to time by written notice to the other party).

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                  If to the Investing Fund:

                                    Kathleen A. McGah,
                                            Vice President, Chief Legal Officer,
                                            Counsel and Secretary
                                    c/o The Phoenix Edge Series Fund
                                    One American Row, H-11E
                                    Hartford, CT 06102
                                    Tel.: 860-403-6625
                                    Fax:  860-403-7203
                                    Email: Kathleen.McGah@phoenixwm.com

                  If to the iShares Funds:

                                    Nigel Pitters
                                    U.S. Legal Group
                                    Barclays Global Investors, N.A.
                                    45 Fremont Street
                                    San Francisco, CA 94105
                                    Fax: (415) 618-5142
                                    Email: nigel.pitters@barclaysglobal.com

                           With a copy to:

                                    David Lenik
                                    U.S. Compliance Group
                                    Barclays Global Investors, N.A.
                                    45 Fremont Street
                                    San Francisco, CA 94105
                                    Fax: (415) 618-1679
                                    Email: bgiuscompliance@barclaysglobal.com

         6.       Termination; Governing Law.
                  --------------------------

                  (a) This Agreement will continue until terminated in writing by either party upon sixty (60) days' notice to the other party, provided, however, that the obligation of an Investing Fund in Section 2(d) above shall survive the termination of this Agreement. This Agreement may not be assigned by either party without the prior written consent of the other.

                  (b) This Agreement will be governed by Delaware law without regard to choice of law principles.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

The Phoenix Edge Series Fund, on behalf of itself or each of its series listed on Schedule A


------------------------------------------
Name:    Gina Collopy O'Connell
Title:   Senior Vice President

ISHARES, INC., on
behalf of each of its series


------------------------------------------
Name:     Michael A. Latham
Title:   Secretary and Treasurer

ISHARES TRUST, on
behalf of each of its series


------------------------------------------
Name:     Michael A. Latham
Title:   Secretary and Treasurer


ACKNOWLEDGEMENT:

By:  Phoenix Variable Advisors, Inc.


------------------------------------------
Name:     John H. Beers
Title:   Vice President and Secretary

By:  Standard & Poor's Investment Advisory Services LLC.


------------------------------------------
Name:    Thomas F. Gizicki
Title:   President


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                                   SCHEDULE A

The Phoenix Edge Series Fund on behalf of:

         Phoenix-S&P Dynamic Asset Allocation Series: Moderate
         Phoenix-S&P Dynamic Asset Allocation Series: Moderate Growth Phoenix-S&P Dynamic Asset Allocation Series: Growth
         Phoenix-S&P Dynamic Asset Allocation Series: Aggressive Growth


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